EXHIBIT 21.1

		Jurisdiction	Assumed Names
1.	A-Reliable Auto Parts & Wreckers, Inc.	Illinois
2.	Accu-Parts LLC	New York
3.	Akron Airport Properties, Inc.	Ohio
4.	B&D Automotive International, Inc.	New York
5.	Black Horse Auto Parts, Inc.	Florida	Lents Auto Parts; LKQ Auto Parts of Orlando
6.	Bodymaster Auto Parts, Inc.	New Jersey
7.	Bodymaster Auto Parts Supply, Inc.	Maryland
8.	Bumper Parts LLC	New Jersey
9.	Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
10.	DAP Trucking, Inc.	Florida
11.	DAP Trucking, LLC	Florida
12.	Distribuidora Hermanos Copher Internacional, SA	Costa Rica
13.	Double R Auto Sales, Inc.	Florida
14.	Etirtif Body Parts LLC	Pennsyvania
15.	Fit-Master Body Parts LLC	Connecticut
16.	Fit-Rite Body Parts, Inc.	New Jersey
17.	Foster Auto Parts Beaverton, LLC	Oregon
18.	Foster Auto Parts Longview, Inc.	Washington
19.	Global Trade Alliance, Inc.	Ohio
20.	Hermanos Copher Internacional, SA.	Guatemala
21.	LKQ 250 Auto, Inc.	Ohio
22.	LKQ A&R Auto Parts, Inc.	South Carolina
23.	LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More
24.	LKQ Atlanta, L.P.	Delaware	LKQ Carolina
25.	LKQ Auto Parts of Central California, Inc.	California
26.	LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
27.	LKQ Auto Parts of North Texas, Inc.	Delaware
28.	LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
29.	LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
30.	LKQ Auto Parts of Utah, LLC	Utah
31.	LKQ Best Automotive Corp.	Delaware
32.	LKQ Best Automotive, L.P.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store
33.	LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast
34.	LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
35.	LKQ Broadway Auto Parts, Inc.	New York
36.	LKQ Copher Self Service Auto Parts-Bradenton, Inc.	Florida
37.	LKQ Copher Self Service Auto Parts-Clearwater, Inc.	Florida
38.	LKQ Copher Self Service Auto Parts-St. Petersburg, Inc.	Florida
39.	LKQ Copher Self Service Auto Parts-Tampa, Inc.	Florida
40.	LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
41.	LKQ Foster Auto Parts, Inc.	Oregon	Foster Auto Sales; U-Pull-It Auto Wrecking; Foster Warehouse Distribution; Foster Auto Parts Vancouver
42.	LKQ Foster Auto Parts Westside LLC	Oregon
43.	LKQ Gorham Auto Parts Corp.	Maine
44.	LKQ Great Lakes Corp.	Indiana
45.	LKQ Holding Co.	Delaware
46.	LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
47.	LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California
48.	LKQ Management Company	Delaware
49.	LKQ Metro, Inc.	Illinois
50.	LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage
51.	LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
52.	LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
53.	LKQ of Indiana, Inc.	Indiana
54.	LKQ of Michigan Inc.	Michigan
55.	LKQ of Nevada, Inc.	Nevada
56.	LKQ of Stockton, Inc.	California
57.	LKQ of Tennessee, Inc.	Tennessee
58.	LKQ Online Corp.	Delaware
59.	LKQ Penn-Mar, Inc.	Pennsylvania
60.	LKQ Raleigh Auto Parts Corp.	North Carolina
61.	LKQ Route 16 Used Auto Parts, Inc.	Massachusetts

62.	LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina
63.	LKQ Savannah, Inc.	Georgia
64.	LKQ Self -Service Auto Parts-Memphis LLC	Tennessee
65.	LKQ Smart Parts, Inc.	Delaware
66.	LKQ Smart Parts, L.P.	Delaware
67.	LKQ Star Auto Parts, Inc.	Delaware
68.	LKQ Star Auto Parts, L.P.	Delaware
69.	LKQ Triplett ASAP, Inc.	Ohio
70.	LKQ U-Pull-It Damascus, Inc.	Oregon	U-Pull-It Auto Damascus
71.	LKQ U-Pull-It Salem Auto Wrecking, Inc.	Oregon	Foster Auto Parts Salem
72.	LKQ U-Pull-It Tigard, Inc.	Oregon
73.	Mid-State Accessory Center, Inc.	Arkansas
74.	Mid-State Aftermarket Body Parts, Inc.	Arkansas
75.	Pennsylvania Collision Parts LLC	Pennsylvania
76.	Quality Body Parts, Inc.	Connecticut
77.	Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
78.	Scrap Processors, LLC	Illinois
79.	Supreme Auto Parts, Inc.	Pennsylvania
80.	Transmetco Corporation	Indiana
81.	Transwheel Corporation	Indiana
82.	U-Pull-It, Inc.	Illinois
83.	U-Pull-It North, LLC	Illinois